EXHIBIT 99.2

MedMen Announces Tom Lynch Elected as Chairman of the Board

12/16/2020

LOS ANGELES—(BUSINESS WIRE)— MedMen Enterprises Inc. (“MedMen” or the “Company”) (CSE: MMEN) (OTCQX: MMNFF), a leading cannabis retailer with operations across the United States, today announced that Tom Lynch has been elected as Chairman of the Board of Directors, effective immediately. Lynch currently serves as the interim Chief Executive Officer for MedMen and was elected to the Board of Directors in November.

Ben Rose has resigned as Chairman of the Board of Directors and as a Board member.

ABOUT MEDMEN

MedMen is a cannabis retailer with flagship locations in California, Nevada, Illinois, Florida, and New York. MedMen offers a robust selection of high-quality products, including MedMen-owned brands [statemade], LuxLyte, and MedMen Red through its premium retail stores, proprietary delivery service, as well as curbside and in-store pick up. MedMen Buds, an industry-first loyalty program, provides exclusive access to promotions, product drops and content. MedMen believes that a world where cannabis is legal and regulated is safer, healthier and happier. Learn more about MedMen and The MedMen Foundation at www.medmen.com.

View source version on businesswire.com: https://www.businesswire.com/news/home/20201216005304/en/

MEDIA CONTACT:

Julian Labagh

Email: communications@medmen.com

INVESTOR RELATIONS CONTACT:

Zeeshan Hyder

Email: investors@medmen.com

Source: MedMen Enterprises Inc.